UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2009
---------------------------------------------------------------------------------

Capital Growth Systems, Inc.
------------------------------------
(Exact Name of Registrant as Specified in Its Charter)

Florida --------------------------------------	0-30831 -------------------------------	65-0953505 ----------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 2060, Chicago, Illinois 60661
------------------------------------------------------------------------------------------
(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400
-----------------
(Registrant's Telephone Number, Including Area Code)

Not Applicable
-------------------
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Effective February 3, 2009, Capital Growth Systems, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Securities Purchase Agreement (the “November Purchase Agreement”), dated November 20, 2008 by and among the Company and the holders of its Junior Original Issue Discount Secured Convertible Debentures issued November 20, 2008 (the “November Debentures”).  The Amendment became effective upon execution of the Amendment by the Company and holders of not less than 67% in interest of the November Debentures.  Under the November Purchase Agreement, the Company had the affirmative obligation to hold a meeting of its shareholders to seek approval of an increase in the Company’s authorized shares of common stock to not less than 600 million (the “Authorized Share Increase Shareholder Meeting”) within seventy-five (75) days of the closing date of the November Purchase Agreement.  The Amendment extends the outside date by which the Company must hold the Authorized Share Increase Shareholder Meeting to 175 days following the closing date of the November Purchase Agreement.  A copy of the Amendment is filed herewith as Exhibit 10.1.  A copy of the November Purchase Agreement and a form of November Debenture are filed as Exhibits 10.11 and 10.12, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2008.

Item 9.01                      Exhibits.

10.1           Amendment to November Securities Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2009

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/ Jim McDevitt
Jim McDevitt
Chief Financial Officer